Exhibit 99.1

Boston Omaha Announces Pricing of $85 Million Public Offering of Class A Common Stock and Commences Trading on NASDAQ Capital Market

BOSTON, MASSACHUSETTS and OMAHA, NEBRASKA, June 16, 2017 (BUSINESSWIRE)

Boston Omaha Corporation (NASDAQ:BOMN) (“Boston Omaha”) today announced the pricing of its underwritten public offering of 6,538,462 shares of its Class A common stock at a public offering price of $13.00 per share. In addition, Boston Omaha has granted the underwriters a 30-day option to purchase up to an additional 980,769 shares of its Class A common stock.  All of the shares of Class A common stock are being offered by Boston Omaha.  The Class A common shares are expected to begin trading on the NASDAQ Capital Market on June 16, 2017, under the symbol “BOMN”, after trading previously on the OTCQX.   The offering is expected to close on June 21, 2017, subject to customary closing conditions.   Boston Omaha intends to use the net proceeds from the offering for (i) the funding of additional billboard acquisitions, (ii) increasing its statutory capital for insurance regulatory purposes, (iii) nationwide expansion of its insurance activities through continued growth of its insurance distribution business as well as additional acquisitions of insurance businesses, (iv) the consummation of additional minority investments in real estate management services and other businesses and (v) general corporate purposes. Cowen and Company acted as the sole underwriter for the offering.

A registration statement related to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on June 15, 2017.  The offering will be made only by means of a prospectus. Copies of the final prospectus filed with the SEC can be obtained, when available, from Cowen and Company, LLC, c/o Broadridge Financial Services, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (631) 274-2806 or by fax at (631) 254-7140.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Boston Omaha, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Boston Omaha Corporation

Boston Omaha currently operates in three business sectors:

• the Link Media subsidiary owns and operates 532 billboards containing a total of 907 faces, of which 30 are digital displays in four states;

• the General Indemnity Group subsidiary owns and operates both a surety insurance company which has recently expanded its authority to sell surety insurance in 33 states and the District of Columbia and a nationwide online surety insurance brokerage business; and

• Boston Omaha owns a minority interest in Logic Commercial Real Estate, a full-service brokerage, property management and real estate services company located in Las Vegas, Nevada.

Forward-Looking Statements

This communication contains forward-looking statements that may state Boston Omaha’s or its management's intentions, beliefs, expectations or predictions for the future. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe,” and similar terms.  Although Boston Omaha believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets. Any forward looking information presented herein is made only as of the date of this press release, and Boston Omaha does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

For further information contact Josh Weisenburger, Chief Financial Officer of Boston Omaha Corporation at 402-201-2073.